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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the use in this Registration Statement of eFunds Corporation on Form S-1 of our report dated April 3, 2000 (May 12, 2000 as to the effects of the stock split described in Note 2 and as to Note 15), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Minneapolis, MN
June 16, 2000